UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
INNOVATE Corp.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INNOVATE Corp. 295 Madison Ave., 12th Fl. New York, NY 10017

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
AND PROXY SUPPLEMENT
RELATING TO 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 16, 2022, AT 11:00 A.M., EASTERN TIME

This Supplement to Definitive Proxy Statement (this “Supplement”) supplements the Definitive Proxy Statement (the “Proxy Statement”) of INNOVATE Corp., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2022, and the Proxy Supplement of the Company filed with SEC on May 25, 2022, relating to the Annual Meeting of Stockholders of the Company to be held on Thursday, June 16, 2022 (the “Annual Meeting”). This Supplement is being filed with the SEC on June 13, 2022. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Withdrawal of Nominees for Election as Directors
On June 12, 2022, Shelly C. Lombard, Kenneth S. Courtis and Michael Gorzynski, each of whom is a member of the Board and a nominee for re-election as a Director at the Annual Meeting, informed the Company of her or his decision not to stand for re-election at the Annual Meeting and tendering his or her resignation as a director effective at 12:01 a.m., Eastern Time, on June 17, 2022.
In light of this action only three (3) directors will be standing for re-election and no other nominees for election at the Annual Meeting will be named in place of the three (3) directors who are not standing for re-election. Promptly following the Annual Meeting, the Board intends to identify new independent directors to fill the vacancies on the Board resulting from the director resignations.
Audit Committee Update
The Audit Committee, with the assistance of outside counsel, has been conducting an investigation into the May 18 letter, requesting that the Audit Committee engage independent counsel to investigate the alleged solicitation of a stockholder and whether such alleged solicitation could be in violation of the proxy rules by Lancer Capital LLC in connection with the election of directors at the Annual Meeting. To date, that investigation is ongoing and the Audit Committee has not reached any conclusions as to the issues raised.
Voting Matters
Proxies received in respect of the re-election of the three (3) directors who are not standing for re-election will not be voted with respect to their election, but will continue to be voted as directed or otherwise as set forth therein and described in the Proxy Statement with respect to all other matters properly brought before the Annual Meeting. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions, disregarding the three (3) nominees who are not standing for re-election as directors. Information regarding how to vote your shares is available in the Proxy Statement.
No changes have been made to the record date or any other proposals to be brought before the Annual Meeting. If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you. Stockholders as of the record date who wish to attend the Annual Meeting can still do so at: https://meetnow.global/MCZD5RZ.